UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Mechel OAO
(Exact name of registrant as specified in its charter)

Russian Federation	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
Krasnoarmeyskaya 1
Moscow 125993
Russian Federation
(Address, including Zip Code, of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
American Depositary Shares (“ADSs”), each representing one-half of a Preferred Share	New York Stock Exchange

Preferred Shares, par value 10 rubles per share	New York Stock Exchange*

*	Not for trading, but only in connection with the listing of the ADSs on the New York Stock Exchange. Each ADS represents the right to receive one-half of a Preferred Share. The ADSs have been registered under the Securities Act of 1933, as amended, pursuant to a separate registration statement on Form F-6.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐
Securities Act registration statement file number to which this form relates: 333-166309
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered by this Form 8-A is hereby incorporated by reference to the descriptions that appear (i) under the captions “Description of Preferred Shares” and “Description of Preferred American Depositary Shares” in the prospectus dated April 26, 2010 included in the registrant’s registration statement on Form F-3 (File No. 333-166309), as filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2010 and (ii) under “Item 10. Charter and Certain Requirements of Russian Legislation” in the registrant’s annual report on Form 20-F (File No. 001-32328) for the year ended December 31, 2009, as filed with the Commission on April 26, 2010 (the “Annual Report”).
Item 2. Exhibits.

Exhibit No.	Description

1.	Charter of Mechel OAO registered on February 20, 2007(1)

2.	Amendment to Charter of Mechel OAO registered on August 27, 2007(2)

3.	Amendment to Charter of Mechel OAO registered on May 7, 2008(3)

4.	Amendment to Charter of Mechel OAO registered on May 29, 2008(4)

5.	Amendment to Charter of Mechel OAO registered on May 7, 2009(5)

6.	Amendment to Charter of Mechel OAO registered on July 17, 2009(6)

7.	Amendment to Charter of Mechel OAO registered on August 24, 2009(7)

8.	Amendment to Charter of Mechel OAO registered on January 27, 2010(8)

(1)	Incorporated by reference to Exhibit 1.1 to the Annual Report.

(2)	Incorporated by reference to Exhibit 1.2 to the Annual Report.

(3)	Incorporated by reference to Exhibit 1.3 to the Annual Report.

(4)	Incorporated by reference to Exhibit 1.4 to the Annual Report.

(5)	Incorporated by reference to Exhibit 1.5 to the Annual Report.

(6)	Incorporated by reference to Exhibit 1.6 to the Annual Report.

(7)	Incorporated by reference to Exhibit 1.7 to the Annual Report.

(8)	Incorporated by reference to Exhibit 1.8 to the Annual Report.
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SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Mechel OAO
Date: May 7, 2010	By:	/s/ Stanislav A. Ploschenko
	Name:	Stanislav A. Ploschenko
	Title:	Chief Financial Officer